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Exhibit 99.(b)

SECTION 906 CERTIFICATION

        In connection with the filing by RMR Real Estate Income Fund (the "registrant") of the report on Form N-CSR for the period ended June 30, 2015 (the "Report"), each of the undersigned hereby certifies, to the best of his knowledge:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

	By:	/s/ Fernando Diaz Fernando Diaz President
Date: August 20, 2015
	By:	/s/ Mark L. Kleifges Mark L. Kleifges Treasurer
Date: August 20, 2015

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  Exhibit 99.(b)
SECTION 906 CERTIFICATION